UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2021

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Sino American Oil

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	000-52304 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

2123 Pioneer Avenue, Cheyenne, WY, 82001

(Address of principal executive offices)

360-361-8066,

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)On January 31st 2021, Richard Tang has completed 5 years and 2 months of the role of CEO and President of the Company, and 7 years of being the safety and confined space consultant for mining projects for the Company. He retires from the role of sole officer, and has found a very good replacement. He has interviewed candidates for the role and has with unanimous Board approval, appoints Jeffrey Standen as a director and officer, and newly appointed CEO and president of Sino American Oil. (“OILY”). There is defined term of the appointment for 1 year, subject to the board decision as per signed contract.

Mr. Jeffrey Standen had been interviewed by the Board, and has been given a letter of engagement. Mr. Standen has accepted the role of Business Development Manager on January 18th 2021, and now has been transitioned to the director role of CEO. To provide a brief background of Mr. Standen, he has decades of experience in oil exploration, development, and full production. His success in the field has given him great contacts for mergers and acquisitions for multi-million dollar takeovers.

Mr. Standen began his career as a Petroleum Landman with Pan Canadian Petroleum Limited in 1977 and then as Area Landman with Canada-Cities Service, Ltd. in 1978.

In 1979 Mr. Standen was recruited to be Land Manager and one of the first employees at start up Renaissance Resources Ltd. (later Renaissance Energy Ltd. - TSE listed).  While at Renaissance Mr. Standen’s responsibilities increased from overseeing all land deals and negotiations for the company in Canada and the United States. Renaissance was eventually amalgamated with Husky Energy Ltd. with Renaissance assets valued in the billions of dollars.

Mr. Standen left Renaissance in 1981 and co-founded Spirit Energy Corporation where he was Vice president and Director until 1984 when Spirit. Spirit was listed on the Alberta Stock Exchange (“ASE”).  From 1984 to 1993 he was involved in and held various senior executive positions with several ASE listed public junior energy companies including Camrex Resources Ltd., Targa Resource Corp., and Triple “8” Energy Ltd.

In 1993 Mr. Standen, as Founder established the ASE listed public junior energy company Canadian Leader Energy Ltd. Canadian Leader saw its production increase to almost 2,000 BOE’s day in 1995 and was listed on the Toronto Stock Exchange (“TSE”). Post amalgamation with Boss Energy Ltd an ASE listed public company and a Montreal Stock Exchange listed company. The Company sold all of its Canadian production and purchased 50% of all of Marathon Oil Corporation’s producing, non-producing, land and infrastructure in Tunisia and Egypt, North Africa. Canadian Leader merged with the other 50% interest owner, Eagle Energy Ltd., an ASE listed public company and became Centurion Energy International which was listed on the Toronto Stock Exchange. Mr. Standen remained with Centurion as a Director until November 1998.  The Company traded as high as $17.00 per share and was bought out and privatized.

In 1998, Mr. Standen founded two ASE listed public companies, Extreme Energy Corporation and Charger Energy Corporation. The shareholders of Extreme saw the company quickly taken over by C1 Energy Ltd. C1 was eventually purchased by Penn West Trust, primarily for the Peace River area assets owned by Extreme. Chargers assets, which were located in Texas, were sold and taken over by two private junior Texas companies.

In November 2004 Charger was restructured and became Arapahoe Energy Corporation. Arapahoe traded publicly on the ASE. Arapahoe was a First Nation explorer with operations on the Tsuu T’ina First Nation immediately west of Calgary, Alberta. Arapahoe amalgamated with Banks Energy Ltd., another junior, ASE listed public First Nation exploration company. The combined entity was reorganized changing its name to Canadian Phoenix Energy Ltd., a TSX-V listed company.

In 2008 Mr. Standen founded Encanto Potash Corp. (TSX-V). Encanto is a First Nations Potash explorer with key potash rights in the heart of the Saskatchewan potash belt. Mr. Standen and legal counsel retained by Mr. Standen and in collaboration with Indian and Northern Affairs (“INAC”) assisted in creating and establishing the regulations that now govern mining operations on Canada’s First Nations.

In 2010 Mr. Standen founded Sundance Energy Corporation (TSX-V). Sundance was a First Nation Explorer in western Canada and raised initial funding of $13MM from both private and institutional sources.

In 2014 Mr. Standen raised an additional $10MM of private equity funding from China and amalgamated Sundance with a private oil and gas production company.

There is much more accolades that belong to Mr. Standen, and it will be disclosed when he is fully transitioned to the Company.

Item 8.01Other Items.

The company is currently formulating a mission statement for itself, and concurrently itemizing the actions needed to perform for OILY to be in good standing. Auditors, and filings have been in progress and have been prepared for submitting to the SEC, and may consider becoming and SEC reporting company.

As the last 8K overseen by Mr. Richard Tang, he wishes all investors best wishes and thanks all that have supported him throughout the years. He expresses his sincere gratitude to all that have been fans and have shared ideas with him for the past 5 years on how to make the Company gainful and fruitful for the shareholders.

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Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms, and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the SEC.

Any forward-looking statement made by us in this current report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sino American Oil Company

Date: February 5, 2021	By:	/s/ Richard Tang
Richard Tang
Resigning director, and now a consultant upon request of the new CEO

Date: February 5, 2021	By:	/s/ Jeffrey Standen
Jeffrey Standen
CEO & President